Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

September 2, 2021

Marquee Raine Acquisition Corp.

65 East 55th Street

24th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Marquee Raine Acquisition Corp., a Cayman Islands exempted corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4, File No. 333-256147 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933 (as amended, the “Securities Act”), relating to, among other things, (i) the issuance of 37,375,000 shares (the “Domestication Exchange Shares”) of common stock of New Enjoy (as defined below), par value $0.0001 per share (the “New Enjoy Common Stock”), pursuant to and in connection with the Domestication (as defined below) in exchange for the Company’s Class A ordinary shares, par value $0.0001 per share, (ii) the issuance of 47,098,200 shares of New Enjoy Common Stock (together with the Domestication Exchange Shares, the “Shares”) pursuant to and in connection with the Merger (as defined below), (iii) the issuance of 9,343,750 redeemable warrants to purchase one share of New Enjoy Common Stock at an exercise price of eleven dollars fifty cents ($11.50) (the “Warrants”) pursuant to and in connection with the Domestication (as defined below), in each case, as contemplated by that certain Agreement and Plan of Merger, dated as of April 28, 2021 (as it may be amended from time to time, (the “Merger Agreement”), by and among the Company, MRAC Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Enjoy Technology Inc., a Delaware corporation (“Enjoy”), (iv) the proposal of the Company to consummate the transactions set forth in the Merger Agreement, including the merger of Merger Sub with and into Enjoy, with Enjoy surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), and (v) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation by effecting a deregistration as an exempted company in the Cayman Islands under Article 206 of the Cayman Islands Companies Law and continuing and domesticating as a corporation (the “Domestication”) incorporated under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). The continuing entity following the Domestication will be renamed “Enjoy Technology, Inc.” In this opinion, we refer to the Company following effectiveness of the Domestication as “New Enjoy.”

In so acting, we have prepared or examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Company’s amended and restated memorandum and articles of association; (iv) the form of Certificate of Incorporation of New Enjoy to be effective upon the Domestication (the “Certificate of Incorporation”); (v) the form of By-Laws of New Enjoy to be effective upon the Domestication (the “By-Laws”); (vi) the form of Certificate of Domestication; and (vii) the Warrant Agreement, dated December 17, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication and prior to the issuance of the Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have duly approved, among other things, the Merger Agreement, the Merger and the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

2. (i) The Company is duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) the Company’s Class A ordinary shares, par value $0.0001 per share, were duly authorized for issuance, validly issued, fully paid and non-assessable; (iii) the Company authorized the execution, delivery and performance of the certificates representing the Company’s units, the warrant certificates representing the Company’s warrants and the Warrant Agreement; and (iv) the unit certificates representing the Company’s units, the warrant certificates representing the Company’s warrants and the Warrant Agreement have been validly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms under the laws of the Cayman Islands; and

3. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date and completing any missing information therein), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares will be, upon issuance, duly authorized; and, when the Registration Statement has been declared effective under the Securities Act by order of the Commission, and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

2. Upon effectiveness of the Domestication, each issued and outstanding Warrant will be a valid and binding obligation of New Enjoy, enforceable against New Enjoy in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the joint proxy statement/prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP